AMENDED
                                   SCHEDULE A
                              DATED _______________
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                            DATED FEBRUARY 27, 1998
                          BETWEEN OAK ASSOCIATES FUNDS
                                      AND
                              OAK ASSOCIATES, LTD.


Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

Portfolio                                              Fee (in basis points)
---------                                              ---------------------

White Oak Growth Stock Fund                                    .74

Pin Oak Aggressive Stock Fund                                  .74

Red Oak Select Technology Fund                                 .74

Black Oak Emerging Technology Fund                             .74

Live Oak Health Sciences Fund                                  .74

Rock Oak Core Growth Fund                                      .74

River Oak Discovery Fund                                     [0.90]